Exhibit 10.28

This is an English Translation

Maximum Amount Guarantee Contract

China Zheshang Bank

Maximum Amount Guarantee Contract

(290901) Zhe Shang Yin Gao Bao Zi (2011) No. 00004

Creditor (Full Name): China Zheshang Bank Co., Ltd., Shanghai Branch

Guarantor (Full Name): Legend Holdings Limited

Whereas, Beijing China Auto Rental Co., Ltd. (hereinafter referred to as the “Debtor”) and the Creditor will enter into a series of obligatory right and debt contracts (hereinafter referred to as the “Master Contract”) on the basis of the period and maximum amount set out in Article Two of this Contract, and the Guarantor intends to offer the Debtor a security for the obligation formed between the Debtor and the Creditor in accordance with the abovementioned Master Contract. In order to protect the realization of the Creditor’s obligatory rights, the Parties have entered into this Contract through negotiation in accordance with applicable State laws and regulations.

ARTICLE ONE               STATEMENT AND COMMITMENT OF THE GUARANTOR

I.                                       It has obtained authorization required for the security under this Contract in accordance with applicable provisions and procedures;

II.                                   It provides true financial statement and other relevant materials and information;

III.                               If the Debtor fails to perform the obligation in accordance with the Master Contract, the Guarantor is willing to perform its liability of guaranty;

IV.                               If the Guarantor fails to perform its liability of guaranty in accordance with the provisions of this Contract, the Creditor may directly make deductions from any accounts opened by the Guarantor;

V.                                   If the following matters occur, the Guarantor shall notify the Creditor in writing within 5 working days upon occurrence of such matters:

1.                                     Change of subordination relationship, change of high-level personnel, amendments to articles of associations and adjustment of organization and structure occur to the Guarantor;

2.                                     Serious difficulty of production and operation, deterioration of financial status or significant litigation and arbitration occurred to the Guarantor, which may affect its performance of the guaranty liability under this Contract;

3.       The Guarantor changes its industrial and commercial registration items such as name, domicile or legal representative, etc.

VI.                           If the Guarantor conducts the following acts, it shall notify the Creditor in writing 10 working days in advance, and obtain the Creditor’s written consent:

1.                                     The Guarantor changes its capital structure or operation mode;

2.                                     The Guarantor provides a guaranty security to a third party or sets mortgage or pledge guaranty on its primary assets for itself or a third party, which may affect its performance of guaranty liability under this Contract;

VII.                           The Guarantor fully understands the actual purpose of the loan under the Master Contract, it is completely willing to provide guaranty security to the Borrower under the Master Contract, and all statements of intent under this Contract are true.

VIII.                       If the Debtor has provided real security, the Guarantor agrees to perform its liability of guaranty prior to the real security with respect to entire obligations secured by this Contract.

IX.                              If the Debtor and the Guarantor violate the Master Contract or obligations under this Contract, the Creditor has a right to declare an early maturity of the entire obligations secured by this Contract, and the Guarantor shall perform the joint and several liability of guaranty in accordance with the provisions of this Contract.

ARTICLE TWO        MAXIMUM AMOUNT OF GUARANTEED PRINCIPAL OBLIGATORY RIGHT

I.                                       With respect to the maximum amount of actual obligations formed when the Debtor handles various agreed businesses at the Creditor’s location from April 25, 2011 to April 25, 2014, the amount of which can be converted into RMB (in word) One Hundred Million, the Guarantor is willing to provide security. The above period only refers to the time when the obligation occurs. Foreign currency business shall be converted in accordance with the selling price of the day on which the business occurs. The above businesses specifically include (1).  The optional categories include without limitation: (1) RMB loan, (2) foreign currency loan, (3) acceptance of bank acceptance bill, (4) discount of bank acceptance bill, (5) discount of commercial acceptance bill, (6) letter of credit creation, (7) import bill advance, (8) export bill advance, (9)export packing finance, (10) bank guaranty letter, (11) discount surety of commercial acceptance bill, (12) export collection bill advance /discount.

II.                                   During the term and within the maximum amount provided in this Contract, the Debtor may apply for a roll over of the above credit fund and bank credit. The start date, expiration date, interest rate and amount of each business will be determined in accordance with the loan certificates of the Master Contract or relevant obligatory right certificates.

III.                               During the term and within the maximum amount provided in this Contract, the Creditor is not required to handle the security procedures for each case when issuing loan or providing other bank credits.

IV.                               With respect to the businesses that occur during the term and within the maximum amount provided in this Contract (not limited to the types of currency), the Guarantor bears security liability for the original currency obligation.

ARTICLE THREE   SCOPE OF GUARANTY

The scope secured by the Guarantor includes obligation principal, interest, overdue interest, compound interest, penalty interest, liquidated damages, damages and all expenses incurred when the Creditor claims for its obligatory right such as litigation (arbitration) fees, attorney’s fees, etc.

With respect to the part actually exceeds the maximum amount due to changes of exchange rate, the Guarantor is willing to bear joint and several guaranty liabilities.

ARTICLE FOUR    FORM OF GUARANTY

The form of guaranty under this Contract is joint and several.

ARTICLE FIVE       TERM OF GUARANTY

I.                                       The term of the Guarantor’s guaranty shall be two years commencing from the expiration date of the period for the Debtor to perform its obligation provided in the Master Contract.

II.                                   The term of the Guarantor’s guaranty under the bank acceptance bill, letter of credit creation and guaranty letter shall be two years commencing from the date on which the Creditor pays any amount for the Debtor.

III.                               The term of the Guarantor’s guaranty for discount of commercial acceptance bill shall be two years commencing from the expiration date of the discount note.

IV.                               If the Creditor and the Debtor enter into an extension agreement with respect to the performance period of the obligation under the Master Contract, the term of the Guarantor’s guaranty shall be two years commencing from the expiration date of the debt performance period provided in the extension agreement.

V.                                   If the matters provided in laws, regulations or the Master Contract occur and result in an early expiration of the obligation, the term of the Guarantor’s guaranty shall be two years commencing from the early expiration date.

ARTICLE SIX    DEFAULT LIABILITY

Upon the effectiveness of this Contract, the Creditor and the Guarantor shall perform the obligations provided in this Contract. If either Party fails to perform its obligations, it shall assume corresponding default liabilities, and compensate for losses thus caused to the other Party.

If the Creditor takes litigation or arbitration measures to claim for its obligatory rights as a result of the Guarantor’s breach of contract, the Guarantor shall bear the attorney’s fee, travel fee and other expenses for realization of obligatory right paid by the Creditor.

ARTICLE SEVEN    MISCELLANEOUS

I.                                       If the Creditor and the Debtor modify the Master Contract by agreement, the Guarantor shall continue to perform its security liability under this Contract and the modification is not subject to the Guarantor’s consent.

II.                                   If the bank handles the financial business under the credit letter for the applicant or releases documents in the form of trust receipt, the Guarantor shall remain to assume security liability in accordance with the provisions of this Contract. If the issuing bank modifies the letter of credit in accordance with the applicant’s application, including but not limited to modification of the amount of collection letter, period of validity, period of shipment and receipts, the Guarantor shall remain to assume security liability in accordance with this Contract and the content of modified letter of credit (including but not limited to the amount of credit letter, period of validity, period of shipment and receipts, etc.).

ARTICLE EIGHT   DISPUTE RESOLUTION

Any dispute arising during the performance of this Contract shall be resolved through negotiation by both Parties; if the negotiation fails, it shall be resolved in accordance with method 1 as follows:

1.                                     Litigation. Subject to the jurisdiction of the People’s Court in the Creditor’s domicile

2.                                     Arbitration. Submit to               (arbitration institution) for arbitration in accordance with its rules of arbitration.

During the litigation or arbitration, provisions of this Contract that are not involved in the disputes shall remain valid.

ARTICLE NINE    OTHER MATTERS

I. The Master Contract, loan certificate or relevant obligatory right certificates of various businesses occurring under this Contract will not be served to the Guarantor.

Nil

ARTICLE TEN         EFFECTIVENESS OF CONTRACT

This Contract comes into effect as of the date when both Parties sign or seal.

Article Eleven     This Contract is made in quadruplicate with the Creditor holding three copies and the Guarantor holding one copy, / copy. Each copy has the same legal effect.

ARTICLE TWELVE     NOTE

The Creditor has suggested that the Guarantor understands each provision of this Contract comprehensively and accurately, and has explained the corresponding provisions upon the Guarantor’s request. All contracting parties have a consistent understanding with respect to the meaning of this Contract.

Creditor (seal)	Guarantor (seal)	Guarantor (seal)

[Company seal affixed]	/s/ Chanzhi Liu

[Company seal affixed]

Responsible person or authorized representative	Legal representative or authorized representative	Legal representative or authorized representative

/s/ Hanglu Luo

	Guarantor (seal)	Guarantor (seal)
	Legal representative or authorized representative	Legal representative or authorized representative

Date of execution: April 25, 2011

Place of execution: No. 567, Weihai Road, Shanghai